Exhibit 99.1

             Blue Coat to Acquire URL Filtering Provider Cerberian

      URL Filtering on Proxy Appliances Delivers Comprehensive Web Control


    SUNNYVALE, Calif., July 19 /PRNewswire-FirstCall/ -- Blue Coat(TM) Systems, Inc. (Nasdaq: BCSI), a leading provider of proxy appliances, today announced it has signed a definitive agreement to acquire Cerberian(R), a provider of URL filtering software, for approximately $17.5 million in stock. The number of shares issued will be based on the average closing price of Blue Coat stock over the 20 trading day period ending on and including the trading day that is three trading days prior to the closing date, subject to adjustment under certain circumstances. The closing of the acquisition is subject to customary conditions, and is expected to occur in approximately
60 days.

    The acquisition will result in the integration of Cerberian's URL filtering and categorization technology onto the Blue Coat ProxySG(TM) appliance. The combination of URL filtering with Blue Coat's content filtering and protocol control capabilities will provide customers with comprehensive Web control. The Cerberian technology will complement Blue Coat's existing "on-proxy" support for URL filtering databases from Secure Computing, SurfControl and Websense, giving customers continued flexibility to choose among each of the well-known databases.

    "Customers today experience enhanced Web control, authentication and performance benefits by integrating URL filtering onto our ProxySG appliances," said Brian NeSmith, president and CEO of Blue Coat. "Integrating the Cerberian database with our proxy appliance is a strategic component that will strengthen Blue Coat's competitive position in the industry, and allow us to grow the sales of our proxy appliances more rapidly."

    Available today as part of the announcement, Blue Coat is offering customers an original equipment manufacturer (OEM) version of Cerberian's Web Manager(TM) URL filtering database running on the ProxySG appliance, providing an additional option for implementing high-performance URL filtering "on-proxy."


    Conference Call & Webcast

    Blue Coat will host a conference call to discuss this transaction today at 9:00 a.m. Eastern time (6:00 a.m. Pacific time). A live Webcast of the call will also be available at http://www.bluecoat.com/aboutus/investor_relations. The live conference call can be accessed by dialing 800-319-9003 (toll-free), or 719-457-2619 (toll call) with the passcode 163068. A playback of the call will be available until midnight on July 22, 2004, and can be accessed by dialing 888-203-1112 (toll-free), or 719-457-0820 (toll call), passcode 163068. An archive of the Webcast will also be available at http://www.bluecoat.com/aboutus/investor_relations.


    About Cerberian

    Cerberian is based in Draper, Utah and develops the Web Manager URL filtering software. The company features one of the industry's largest databases of categorized Web sites, and provides a dynamic URL categorization technology for any new or unrecognized URLs. Cerberian is backed by vSpring Capital, Wasatch Venture Fund, Aspen Grove Capital Group, East Gate Capital, the Angel Partners, and Forval Creative, Inc.


    About Blue Coat Systems

    Blue Coat enables organizations to keep "good" employees from doing "bad" things on the Internet. Blue Coat wire-speed proxy appliances provide visibility and control of Web communications to address today's new business risks -- such as inappropriate Web surfing, viruses brought in via back door channels such as instant messaging and Web-based email, and network resource abuse due to peer-to-peer (P2P) file sharing and video streaming. Trusted by many of the world's most influential organizations, Blue Coat has shipped more than 18,000 proxy appliances. Blue Coat is headquartered in Sunnyvale, California, and can be reached at 408-220-2200 or www.bluecoat.com.


    FORWARD LOOKING STATEMENTS: The statements contained in this press release that are not purely historical are forward-looking statements, including statements regarding the benefits to be gained by Blue Coat Systems through the acquisition of Cerberian, the financial impact on Blue Coat Systems of the acquisition and statements regarding Blue Coat Systems' expectations, beliefs, intentions or strategies regarding the future. All forward-looking statements included in this press release are based upon information available to Blue Coat Systems as of the date hereof, and Blue Coat Systems assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected. These and other risks relating to Blue Coat Systems' business are set forth in Blue Coat Systems' most recently filed Form 10-K for the fiscal year ended
April 30, 2004, and other reports filed from time to time with the Securities and Exchange Commission.

    NOTE: All trademarks, trade names or service marks used or mentioned herein belong to their respective owners.



SOURCE  Blue Coat Systems, Inc.
    -0-                             07/19/2004
    /CONTACT:  press, Tony Thompson of Blue Coat Systems, Inc.,
+1-408-220-2305, or tony.thompson@bluecoat.com, or investors, JoAnn Horne of Market Street Partners, +1-415-445-3235, or joann@marketstreetpartners.com, for Blue Coat Systems, Inc./
    /Web site:  http://www.bluecoat.com/
    (BCSI)

CO:  Blue Coat Systems, Inc.; Cerberian
ST:  California; Utah
IN:  CPR HTS MLM STW
SU:  TNM CCA PDT